                                 AMENDMENT NO. 1
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Sector Funds, a Delaware business trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM";

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM SECTOR FUNDS

Portfolios                        Effective Date of Agreement
----------                        ---------------------------

AIM Energy Fund                           July 1, 2004

AIM Financial Services Fund               July 1, 2004

AIM Gold & Precious Metals Fund           July 1, 2004

AIM Health Sciences Fund                  July 1, 2004

AIM Leisure Fund                          July 1, 2004

AIM Technology Fund                       July 1, 2004

AIM Utilities Fund                        July 1, 2004

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*   Net Assets
-----   ----------

0.023%  First $1.5 billion
0.013%  Next $1.5 billion
0.003%  Over $3 billion

*Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 15, 2004

                                           A I M ADVISORS, INC.


Attest: /s/ Lisa Moss                      By: /s/ Mark H. Williamson
        --------------------------------       ---------------------------------
            Assistant Secretary                    Mark H. Williamson
                                                   President

(SEAL)


                                           AIM SECTOR FUNDS


Attest: /s/ Lisa Moss                      By: /s/ Robert H. Graham
        --------------------------------       ---------------------------------
            Assistant Secretary                    Robert H. Graham
                                                   President

(SEAL)